SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No.______)


Filed by the  Registrant  [ X ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission only (as permitted by
       Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              NEVADA CHEMICAL, INC.
                              ---------------------
                (Name of Registrant as Specified in Its Charter)

               --------------------------------------------------
    (Name of Person(s) Filling Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------
       2)     Aggregate number of securities to which transaction applies:
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       3)     Per unit price or other underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ------------------------------------------------------------------

       4)     Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------

       5)     Total Fee Paid:
             -------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
         -----------------------------------------------------------------------

2)       Form, Schedule, or Registration Statement No.:
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3)       Filing Party:
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4)       Date Filed:
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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON April 24, 2003

                                      NCI
                             Nevada Chemicals, Inc.


TO THE SHAREHOLDERS OF NEVADA CHEMICALS, INC.:

         You are cordially invited to attend the Annual Meeting of Shareholders of Nevada Chemicals, Inc. that will be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on Thursday, April 24, 2003, commencing at 2:00 p.m. (Mountain Time) for the following purposes:

         1. To elect five Directors to serve until the next Annual Meeting of Shareholders or until their successors shall be elected and duly qualified;

         2. To consider and vote upon a proposal to ratify the appointment of Tanner + Co. to be the Company's independent public accountants for the year ending December 31, 2003; and

         3. To transact such other business as may properly come before the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 20, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof. A list of those entitled to vote will be available for inspection for ten days prior to the meeting at our offices.

                                            By Order of the Board of Directors

                                             /s/John T. Day
                                            -----------------
Salt Lake City, Utah                        John T. Day
April 1, 2003                               President and CEO


                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                             NEVADA CHEMICALS, INC.
                      9149 South Monroe Plaza Way, Suite B
                                Sandy, Utah 84070

                                 PROXY STATEMENT
                             -----------------------


                         Annual Meeting of Shareholders

                                 April 24, 2003



                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Nevada Chemicals, Inc., a Utah corporation, in connection with the solicitation by our Board of Directors of proxies from holders of outstanding shares of our common stock for use at the Annual Meeting of Shareholders of the Company to be held Thursday, April 24, 2003, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to our shareholders on or about March 27, 2003.

         We will bear all costs and expenses relating to the solicitation of proxies, including the costs related to preparing, printing and mailing this Proxy Statement and accompanying material to our shareholders. In addition to the solicitation of proxies by mail, our directors, officers and employees, without receiving additional compensation therefore, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with doing so.


                                     VOTING

Record Date

         Our Board of Directors has fixed the close of business on March 20, 2003 as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, 7,059,143 shares of our common stock, par value $.001 per share, were issued and outstanding. The holders of record of outstanding shares of common stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 7,059,143 shares are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of our common stock which are entitled to be voted at the Annual Meeting, and which are represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the five director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Tanner + Co. to be our independent public accountants for the year ending December 31, 2003; and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. We are not currently aware of any other matter that may be presented at the Annual Meeting.

         A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with our President, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the common stock covered by the proxy in person at the Annual Meeting.

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

Required Vote

         A majority of the outstanding shares of our common stock entitled to vote, represented in person or by properly executed proxy, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under the Utah Revised Business Corporations Act, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

         In the election of our directors, shareholders are not allowed to cumulate their votes. The five nominees receiving the highest vote totals will be elected as our directors. For approval of the proposed ratification of our independent public accountants, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against the nominees or the proposed ratification.

                              ELECTION OF DIRECTORS

         At the Annual Meeting five directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified. Frances Flood, a director since June 2000, elected to take administrative leave from our Board of Directors in January 2003, and will not stand for election as director for the year ending December 31, 2003. Garfield Cook was appointed to our Board of Directors in January 2003. Each of the nominees for director identified below is currently one of our directors. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The five nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election as Directors

         Certain information with respect to each nominee is set forth below:

         E. Bryan Bagley, 39, was appointed a director on June 28, 2000. Since November 2002, Mr. Bagley has been a private investor. From December 1991 to November 2002, Mr. Bagley was a market maker for Wilson-Davis & Company. Prior to that position, he was a trader for Covey & Co. and Bagley Securities. Mr. Bagley graduated from the University of Utah in 1987 with a Bachelor of Science degree in Economics. Mr Bagley was appointed Chairman of our Board of Directors on December 28, 2001.

         Nathan L. Wade, 74, has been a director since June 1989. Since 1953, Mr. Wade has been a director and principal owner of Nate Wade Subaru, 1207 South Main, Salt Lake City, Utah 84111, a Utah automobile dealership for new and used automobiles.

         Dr. John T. Day, 63, has been our President and Chief Executive Officer since April 1993. He was one of our founders and, from 1979 to 1993, was Executive Vice President with responsibility for plant design, operations, equipment design and construction, and new product development. Dr. Day was appointed to our Board of Directors on November 10, 1986. Dr. Day obtained a B.S. degree in Chemical Engineering from the University of Utah in 1964 and obtained a Sc.D. degree from MIT in 1972.

         James E. Solomon, 53, CPA, was appointed a director in March 2000. Mr. Solomon is owner and chief executive officer of Solomon Advisory Services, a firm that specializes in maximizing value for small to mid-size companies. Mr. Solomon was formerly a financial manager at Exxon Corporation from 1972 to 1980. From 1980 to 1983, Mr. Solomon was Vice President of Farm Management Company, one of the world's largest agricultural companies. Since 1983, Mr. Solomon has been self-employed and is an Adjunct Professor at the Graduate School of Business at the University of Utah and serves as a director of TruDynamics International, Inc.

         M. Garfield Cook, 62, was appointed to the Board of Directors in January 2003. Mr. Cook served as Co-Chairman of the Board from April 2000 to December 2001. From 1972 to 1989 Mr. Cook served as a director and President and Chief Executive Officer of IRECO Chemicals, an industrial explosives company. Mr. Cook has served on the boards of a number of corporations involved in the chemicals, explosives, and mining industry. He is a past Chairman of the Institute of Makers of Explosives in Washington, D.C. From 1989 to 1995 Mr. Cook

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was Chairman of Non-Invasive Medical Technology Corporation, and from 1991 to
1995, he also served as Chairman of In-Line Diagnostics Corporation. Mr. Cook is a graduate of the University of Utah in Physics.

         The Board of Directors unanimously recommends that the shareholders vote for each of the nominees.

Board of Directors Meetings and Committees

         There were four regular meetings of the Board of Directors held during 2002. Four of our five Directors attended at least 75% of all meetings of the Board of Directors and of committee meetings of the Board of Directors held during 2002.

         We presently have standing audit and compensation committees of the Board of Directors. Functions of the compensation committee include making recommendations concerning Director and senior management remuneration and overseeing our stock option and other compensation plans. The compensation committee for the year 2002 consisted of Nathan Wade, James Solomon, Bryan Bagley and Frances Flood. The compensation committee held two meetings during 2002. The compensation committee currently consists of Nathan Wade, James Solomon, Bryan Bagley and Garfield Cook. The audit committee for the year 2002 consisted of Nathan Wade, James Solomon and Frances Flood and held two meetings during 2002. The audit committee currently consists of Nathan Wade, James Solomon and Garfield Cook. The report of the audit committee is included below. No separate compensation is paid for committee attendance or assignments.

Audit Committee Report

         The following paragraphs comprise the report of the Audit Committee of the Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2002.

         The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing our internal accounting and financial practices and controls, as well as all services performed by our independent auditors, and recommending the selection of our independent auditors. The Committee is composed of three independent (as that term is defined in Rule 4200
(a) (15) of the NASD listing standards) directors, Nathan Wade, James Solomon and Garfield Cook. All members of the Committee are financially literate. The Board of Directors has adopted a written charter for the Committee, a copy of which was attached to our proxy statement dated December 28, 2001.

         Following the end of our 2002 fiscal year, the Committee reviewed and discussed our audited financial statements with our management. The Committee also discussed with Tanner + Co. ("Tanner"), our auditors, the matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") 61, "Communication with Audit Committee." The Committee also received the written disclosures and a letter from Tanner as required by the Independence Standards Board's Standard No. 1, and has discussed with Tanner the independence of Tanner. In determining the independence of Tanner, the Committee considered, among other factors, whether the non-audit services provided by Tanner could impair the independence of Tanner and concluded that such services were compatible with their independence.

         Based upon the review and discussions referenced in the preceding paragraphs, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002. In addition, the Committee recommended the appointment of Tanner + Co. as our independent public accountants for the year ending December 31, 2003.

         AUDIT COMMITTEE

         Nathan L. Wade
         James E. Solomon
         M. Garfield Cook

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

Compensation Committee Report

         The following paragraphs comprise the report of the Compensation Committee of the Board of Directors with respect to compensation paid for the fiscal year ended December 31, 2002.

         Dr. Day continues as an employee of the Company in the capacity of President and Chief Executive Officer, and is covered by a contract with respect to such employment. Dr. Day received base compensation of $175,000 in 2002, the same base compensation amount paid to Dr. Day in 2001 and 2000. No bonuses were awarded to Dr. Day in 2002, 2001 or 2000. Dr. Day also receives other compensation in the form of life and disability insurance premiums paid, medical reimbursement payments and personal use of a company-owned vehicle. Such other compensation totaled $13,776 in 2002. The Compensation Committee considers this level of compensation appropriate considering the decision-making responsibilities, executive experience, and work performance of Dr. Day.

         Dennis P. Gauger, Chief Financial Officer, joined the Company in November 2001 and currently serves on a part-time, consulting basis. The Compensation Committee approved this arrangement and the hourly rate currently paid to Mr. Gauger.

         COMPENSATION COMMITTEE

         Nathan L. Wade
         James E. Solomon
         E. Bryan Bagley
         M. Garfield Cook

Director Compensation

         During 2002, the non-employee directors each received monthly payments of $600 as compensation for serving on the Board of Directors, or $7,200 for a full year of service. In addition, the non-employee directors receive $1,000 per Board meeting attended and are reimbursed for time spent on extra Board-approved assignments at a per-diem rate of $1,000 per day. During 2002, no per diem compensation was paid to the current directors. Employee members of the Board of Directors receive no additional compensation for attendance at meetings of the Board of Directors.

         During the third quarter of 2002, the Board of Directors of the Company approved a payment of $103,000 each to directors James Solomon and Frances Flood for services and their surrender of all their outstanding stock options (79,500 options each).

         No stock options were granted to directors during the fiscal year ended December 31, 2002.


                               EXECUTIVE OFFICERS

         In addition to Dr. Day, currently the only executive officer is Dennis
P. Gauger, CPA, Chief Financial Officer, who has served the Company since November 2001 on a part-time, consulting basis.

         Mr. Gauger, 51, is a licensed Certified Public Accountant in Utah and Nevada. He has served several public and private companies as a financial executive, corporate troubleshooter and consultant. Mr. Gauger worked for Deloitte & Touche LLP, an international accounting and consulting firm, for 22 years, including 9 years as an accounting and auditing partner, where he directed domestic and international firm interactions with senior executive management, audit committees, and boards of directors. He has a background in SEC accounting and reporting, mergers and acquisitions, technical accounting issues, financing and operations. He has experience in several industries, including manufacturing, high technology, software, internet, retail and distribution, financial services, hospitality, mining and real estate.

                             EXECUTIVE COMPENSATION

         The required information related to the Company's executive compensation is incorporated by reference to the disclosure under the caption "Executive Compensation" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is delivered to shareholders with this Proxy Statement.

Performance Graph

         The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to Nevada Chemicals, Inc.'s shareholders during the five-year period ended December 31, 2002, as well as an overall stock market index (Dow Jones Industrial Average) and Nevada Chemicals, Inc.'s peer group index (Nasdaq Composite Index):

         The performance graph compares the performance of the stock price of Nevada Chemicals, Inc. during the five-year period ended December 31, 2002 to the performance of an overall stock market index, the Dow Jones Industrial Average, and a peer group index, the Nasdaq Composite Index. The performance graph is indexed to 100, showing the relative return on an investment of $100. The performance graph indicates that the performance of the stock price of Nevada Chemicals, Inc. during the five-year period has lagged behind both the Nasdaq Composite Index and the Dow Jones Industrial Average.

         Security Ownership of Certain Beneficial Owners and Management

         The required information related to ownership of the Company's securities is incorporated by reference to the disclosure under the caption "Security Ownership of Certain Beneficial Owners and Management" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is delivered to shareholders with this Proxy Statement.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of Tanner + Co., independent certified public accountants, to audit our financial statements for the year ending December 31, 2003. Tanner + Co. has audited our financial statements since 1993. Representatives of Tanner + Co. are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         The Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Tanner + Co. as our independent public accountants.

         Audit Fees for fiscal year 2002 were $25,515. There were no fees in 2002 for Financial Information Systems Design and Implementation paid to Tanner + Co. During 2002, the Company paid Tanner + Co. fees totaling $11,885 for the review of Forms 10Q, 10K and 8K and fees totaling $26,535 for preparation of federal and state income tax returns and related tax consultation.

         Our Audit Committee has determined that the above non-audit services provided to us by Tanner + Co. are compatible with maintaining Tanner + Co.'s independence as the auditor of our financial statements.


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

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Proposals which shareholders seek to include in the Company's Proxy Statement for the Annual Meeting to be held in 2004 must be received by John T. Day, our President, at our executive offices, 9149 South Monroe Plaza, Suite B, Sandy, Utah 84070, no later than December 1, 2003. Shareholder proposals to be submitted at the next annual meeting will be considered untimely if received by the Company later than February 15, 2004.


                             ADDITIONAL INFORMATION

         We will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of our 2002 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested) required to be filed with the SEC. Written requests for such information should be directed as set forth below:

                             THE CORPORATE SECRETARY
                             NEVADA CHEMICALS, INC.
                      9149 South Monroe Plaza Way, Suite B
                                Sandy, Utah 84070


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

                         PROXY - NEVADA CHEMICALS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John T Day as Proxy, with full power of substitution, and hereby authorizes him to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on March 20, 2003 at the Annual Meeting of Shareholders to be held at the Hampton Inn, 10690 South Holiday Park Drive, Sandy, Utah on April 24, 2003 at 2:00 p.m. (local time), or any adjournment thereof.

1.   Proposal to elect five Directors:

     FOR all nominees listed below                    WITHHOLD authority to vote
    (except as indicated to the contrary below)   for  all nominees listed below

             [   ]                                                [   ]

INSTRUCTION: To withhold authority to vote for any individual nominee, cross a line through the nominee's name in the list below.

Nominees:

Dr. John T Day  - Nathan L Wade  - Jim Solomon  - Bryan Bagley  - Garfield Cook



2.  Proposal to ratify the selection of
    Tanner + Co. as the independent
    auditors to audit the Consolidated
    Financial Statements of the Company
    and its subsidiaries for the year
    ending December 31, 2003.               [ ] FOR   [ ] AGAINST  [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this Proxy where shown below and return it promptly. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signed: _________________  Signed:____________________ Date: _____________, 2003

Note: (Please sign above exactly as the shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)



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